FirstEnergy Corp. 76 South Main Street Akron, Ohio 44308 www.firstenergycorp.com	For Release: February 25, 2011

News Media Contact: Ellen Raines (330) 384-5808	Investor Relations Contact: Ron Seeholzer (330) 384-5415
FirstEnergy-Allegheny Energy Merger Closes Effective Today
     Akron, Ohio — FirstEnergy Corp. (NYSE: FE) announced that its merger with Allegheny Energy, Inc. (NYSE: AYE), has closed, effective today, marking the beginning of combined operations. This follows the company’s acceptance of conditions included in yesterday’s Pennsylvania Public Utility Commission approval.
     “We are pleased to have completed our merger and look forward to delivering to our customers, shareholders and employees the significant benefits of a larger, stronger company,” said President and Chief Executive Officer Anthony J. Alexander.
     The company also announced that it will locate regional headquarters for Maryland and West Virginia utility operations in Washington County, Md., and Fairmont, W.Va., respectively. The current headquarters building for Allegheny Energy in Greensburg, Pa., will become the regional headquarters for West Penn Power utility operations.
     These moves underscore the company’s focus on regional operations. In addition, the company plans to reintroduce the utility operating names — Mon Power, Potomac Edison and West Penn Power — to Allegheny Power customers.
     The regional headquarters for Potomac Edison’s Maryland operations will be located in Allegheny Power’s existing central distribution center in Washington County. This facility was chosen because it is centrally located, can accommodate the Potomac
     Edison management organization and is already equipped with the company’s information technology infrastructure, a significant cost savings. Newly appointed president of Maryland Operations, James V. Fakult, and his staff will operate from there.
     West Virginia regional headquarters will be located in the newly constructed transmission operations center in Fairmont. This facility was designed to accommodate additional functions, is conveniently located near other company facilities including the Fairmont Call Center, and has updated information technology infrastructure. James R. Haney, president of West Virginia Operations, and his staff will be located there.
     West Penn Power, Allegheny Energy’s Pennsylvania utility company, will remain headquartered in Greensburg, and regional president, David W. McDonald, and his staff will be located there.
     FirstEnergy, which has its corporate headquarters in Akron, Ohio, currently has regional utility headquarters in Akron, Cleveland and Toledo, Ohio; Erie and Reading, Pa.; and Morristown, N.J.
     In accordance with the dividend synchronization plan announced in December, FirstEnergy shareholders of record as of February 7, 2011, will receive a pro rata dividend of $0.5255 per share, payable March 1, 2011. In addition, FirstEnergy shareholders of record as of the close of business February 25, 2011, will receive a pro rata dividend of $0.0245 per share, payable March 7, 2011. Allegheny Energy shareholders as of the close of business on February 24, 2011, will receive a prorated final dividend of $0.12045 per share, payable March 11, 2011.
     FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence. Its ten electric distribution companies comprise the nation’s largest investor-owned electric system. Its diverse generating fleet features non-emitting nuclear, scrubbed baseload coal, natural gas, and pumped-storage hydro and other renewables, and has a total generating capacity of approximately 23,000 megawatts.

     Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters in the various states in which we do business (including, but not limited to, proceedings related to rates and matters with respect to the Trans-Allegheny Interstate Line and Potomac-Appalachian Transmission Highline projects), business and regulatory impacts from American Transmission Systems, Incorporated’s realignment into PJM Interconnection, L.L.C., economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible greenhouse gas emission and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace the Clean Air Interstate Rules, the uncertainty of the timing and amounts of the capital expenditures needed to complete, among other things, the Trans-Allegheny Interstate Line and Potomac-Appalachian Transmission Highline projects, the uncertainty of the timing and amounts of the capital expenditures needed to resolve any New Source Review litigation or other potential similar regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight by the Nuclear Regulatory Commission), adverse legal decisions and outcomes related to Metropolitan Edison Company’s and Pennsylvania Electric Company’s transmission service charge appeal at the Commonwealth Court of Pennsylvania, any impact resulting from the receipt by Signal Peak of the Department of Labor’s notice of a potential pattern of violations at Bull Mountain Mine No. 1, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers’ demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and the impact of, among other factors, the increased cost of coal and coal transportation on such margins and the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in amounts that are larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s access to financing or its costs and increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on the company’s major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, issues arising from the recently completed merger of FirstEnergy and Allegheny Energy, Inc. and the ongoing coordination of their combined operations, including FirstEnergy’s ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission filings, and other similar factors. Dividends declared from time to time on FirstEnergy’s common stock during any annual period may in aggregate vary from the indicated amount due to circumstances considered by FirstEnergy’s Board of Directors at the time of the actual declarations. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The Registrant expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.
(022511)

2